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                                                                   EXHIBIT 14(a)
                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the use in the Statement of Additional Information constituting part of this registration statement on Form N-14, as amended (the "Registration Statement"), of our report dated October 25, 1995, relating to the financial statements and financial highlights of Baird Capital Development Fund, Inc., which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Proxy Statement/Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Financial Information" and "Selected BCD Fund Per Share Data and Ratios" in such Proxy Statement/Prospectus and the reference to us under the heading "Audit Reports" in such Statement of Additional Information. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus of Baird Capital Development Fund, Inc. dated January 22, 1996, constituting part of the Post-Effective Amendment No. 14 to the registration statement on form N-1A, which Prospectus is incorporated by reference into the Registration Statement, and to the incorporation by reference of our report into such Prospectus.



/s/ PRICE WATERHOUSE LLP

PRICE  WATERHOUSE LLP
Milwaukee, Wisconsin
January 25, 1996